Exhibit 32(a)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL CORPORATION'S 10-K FOR THE YEAR ENDED DECEMBER 31, 2006

In connection with the annual report on Form 10-K of PPL Corporation (the "Company") for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2007	/s/ James H. Miller James H. Miller Chairman, President and Chief Executive Officer PPL Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.